SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              TII Industries, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              TII INDUSTRIES, INC.

                                1385 Akron Street
                            Copiague, New York 11726
                               ------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 20, 1999
                               ------------------

To the Stockholders of
TII Industries, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, on Tuesday, April 20, 1999 at 10:30 a.m., New York time, at which the following matters are to be presented for consideration:

         1. A proposal to approve the Stock Purchase Agreement dated as of December 31, 1998 between the Company and Alfred J. Roach pursuant to which the Company proposes to acquire all of the issued and outstanding capital stock of PRC Leasing, Inc. in exchange for 1,176,213 shares of the Company's Common Stock; and

         2. Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on March 8, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, 1385 Akron Street, Copiague, New York.

                                           By Order of the Board of Directors,

                                                 /s/  Dorothy Roach

                                                      Dorothy Roach,
                                                        Secretary
March 12, 1999

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726
                              --------------------

                                 PROXY STATEMENT
                       For Special Meeting of Stockholders
                          To be Held on April 20, 1999
                            ------------------------

         This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about March 12, 1999, is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at a Special Meeting of Stockholders of the Company to be held on Tuesday, April 20, 1999 at 10:30 a.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York.

         The close of business on March 8, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 8,375,132 shares of the Company's Common Stock ("Common Stock"). The presence of a majority of all such shares at the Meeting, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. The Meeting has been called to consider a proposal to approve the Stock Purchase Agreement dated as of December 31, 1998 between the Company and Alfred J. Roach pursuant to which the Company proposes to acquire all of the issued and outstanding capital stock of PRC
Leasing, Inc. in exchange for 1,176,213 shares of the Company's Common Stock (the "Proposal"). Under the Company's Bylaws, business that may be transacted at any special meeting of stockholders is limited to the purposes set forth in the Notice of Meeting. Therefore, except for motions related thereto, including any motion to adjourn the Meeting, only the Proposal will be considered at the Meeting.

         Proxies properly executed and received in time for the Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification, in favor of the Proposal. The Board of Directors does not intend to bring before the Meeting any matters or motions other than those described above. If any other matters, including motions, come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum. Abstentions are considered shares entitled to vote at the Meeting, while shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. Therefore, abstentions will effectively be votes against the Proposal, while broker non-votes will have no effect on the outcome of the vote on the Proposal. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by a written notice of revocation to Dorothy Roach, Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, by submitting a duly executed proxy bearing a later date at the foregoing address or at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                           STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of the Company's Common Stock by (i) each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the four most highly compensated persons who were serving as executive officers of the Company at the end of the Company's fiscal year ended June 26, 1998 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.


                                                              Percent
                                          Shares                 of
Beneficial Owner                          Owned              Class (1)
----------------                          -----              ---------

Alfred J. Roach                         751,600 (2)             8.9%
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657
Dorothy Roach                            51,744 (3)             *
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657
Timothy J. Roach                        511,013 (4)             6.1%
1385 Akron Street
Copiague, NY 11726
George S. Katsarakes                     20,000                 *
C. Bruce Barksdale                        7,998 (5)             *
James R. Grover, Jr.                     83,600 (6)             1.0%
Joseph C. Hogan                          89,330 (7)             1.1%
William G. Sharwell                      90,000 (8)             1.1%
Dare P. Johnston                              0                 *
James A. Roach                           18,488 (9)             *
All executive officers and            1,628,773 (10)           18.8%
directors as a group
(12 persons)
----------------

(1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options (to the extent exercisable on or within 60 days after the Record Date) held by such persons but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(2) Includes 40,360 shares subject to options held under the Company's Stock Option Plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Excludes the shares owned by Mrs. Roach's husband, Alfred J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership).

(5)      Includes 78 shares owned by Mr. Barksdale's children.

(6) Includes 80,000 shares subject to options held under the Company's Stock Option Plans.

(7) Includes 89,250 shares subject to options held under the Company's Stock Option Plans.

(8) Includes 89,400 shares subject to options held under the Company's Stock Option Plans.

(9) Includes 1,000 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership).

(10)     Includes 299,010 shares subject to options.

                                    PROPOSAL

                  PROPOSAL TO APPROVE STOCK PURCHASE AGREEMENT
                     BETWEEN THE COMPANY AND ALFRED J. ROACH

General

         Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company and presently the beneficial owner (as determined under Section 13(d)(3) of the Securities Exchange Act of 1934) of 9.0% of the Company's Common Stock (see "Security Holdings of Certain Holders and Management"). The only activity of PRC is leasing equipment to the Company. On July 18, 1991, as an inducement to the Company's then bank lenders to restructure the Company's long-term bank loan, among other things, the Company acquired certain equipment from PRC and replaced its then existing leases with PRC with a new lease with PRC. The equipment lease (as subsequently amended, the "Equipment Lease") has a term expiring July 17, 1999 (subject to an automatic extension until July 17, 2001, unless terminated by either party upon at least ninety days written notice prior to the beginning of the next scheduled renewal period) and provides for rentals at the rate of $200,000 per year. The Company believes that the rentals charged by PRC are comparable to the rentals that would have been charged by unrelated leasing companies for similar equipment.

         In November 1998, the Company determined that, since it would require the equipment then subject to the Equipment Lease (the "Equipment") for a long-term, instead of continuing to lease the Equipment, it would be in the Company's best interests to purchase the Equipment. Accordingly, the Company commissioned an appraisal of the Equipment from a certified appraiser, who calculated the fair market value of the Equipment to be $2.2 million.

         As a result, the Company entered into a Stock Purchase Agreement, dated as of December 31, 1998, with Alfred J. Roach ("Agreement") to acquire all of the outstanding shares of capital stock of PRC in exchange for the issuance by the Company of an aggregate of 1,176,213 shares of the Company's Common Stock (the "Shares"), being equal to the $2.2 million appraised value of the Equipment divided by the $1.875 closing price of the Company's Common Stock on December 31, 1998 on The Nasdaq Stock Market's National Market.

         The Company's entering into the Agreement was unanimously authorized by both the Audit Committee of the Board of Directors and the full Board. Completion of the transactions is subject to, among other things, the approval by the Company's stockholders.

The Agreement

         The following is a brief summary of certain provisions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Annex 1 to this Proxy Statement and is incorporated herein by reference. Capitalized terms used and not defined below have the meanings given to them in the Agreement.

         If the Agreement is approved and the other conditions to completion of the transactions contemplated by the Agreement are satisfied, it is currently anticipated that the sale of PRC to the Company will be completed as soon as practicable following the Meeting.

Conditions to Closing

         In addition to obtaining the stockholder vote being requested in this Proxy Statement, it is a condition to the obligations of the Company (unless waived by the Company) that, at the time of the closing, the representations and warranties of Mr. Roach made in the Agreement continue to be true and correct in all material respects; that Mr. Roach shall have performed all obligations required to be performed by him; that the Equipment shall not have been adversely affected in any material way, including, without limitation, as a result of any fire, accident or other casualty, whether insured against or not; that no preliminary or permanent injunction or other order that prevents the consummation of the transactions contemplated by the Agreement shall be in effect nor shall any lawsuit have been brought therefor; that all documents required to be delivered by Mr. Roach shall have been delivered; and that all requisite consents and approvals that the Company reasonably deems necessary shall have been obtained.

         In addition to obtaining the stockholder vote being requested in this Proxy Statement, it is a condition to the obligations of Mr. Roach (unless waived by Mr. Roach) that, at the time of the closing, the representations and warranties of the Company made in the Agreement continue to be true and correct in all material respects; that the Company shall have performed all obligations required to be performed by it; that there shall be no adverse change in the condition (financial or otherwise, properties, assets or prospects of the Company and its subsidiaries taken as a whole; that no preliminary or permanent injunction or other order that prevents the consummation of the transactions contemplated by the Agreement shall be in effect nor shall any lawsuit have been brought therefor; that all documents required to be delivered by the Company shall have been delivered; and that all requisite consents and approvals that Mr. Roach requires shall have been obtained.

Representations and Warranties

         Mr. Roach and the Company have made certain representations and warranties in the Agreement to induce the other to enter into the Agreement and consummate the transactions contemplated by the Agreement.

         The representations of the Company relate to, among other things, its organization; good standing; power and authority to enter into the Agreement and perform the obligations to be performed by it under the Agreement; the binding effect of the Agreement on it; required third party consents; the absence of conflicts with corporate documents, agreements and laws applicable to the Company; that the Company has not incurred any liability for finders', brokerage or agents' fees or commissions in connection with the Agreement; its compliance with the rules of, and accuracy of the filings with, the Securities and Exchange Commission; and as to its financial statements.

         The representations of Mr. Roach relate to, among other things, the organization, good-standing and capitalization of PRC; Mr. Roach's power and authority to enter into the Agreement and perform the obligations to be performed by him under the Agreement; the binding effect of the Agreement on him; and the absence of conflicts with documents, agreements and laws applicable to Mr. Roach and PRC; required third party consents; PRC's title to the Equipment; that neither Mr. Roach nor PRC has incurred any liability for finders', brokers' or agents' fees or commissions in connection with the Agreement; as to the financial statements of PRC for the year ended December 31, 1998 and the interim financial statements to be delivered to the Company with respect to 1999; the completeness of PRC's books and records; the absence of undisclosed liabilities and certain events, including a covenant that PRC will not conduct any business other than leasing the Equipment to the Company pursuant to the Equipment Lease; the absence of litigation against PRC and its assets; that PRC has paid all taxes applicable to it; and that PRC is in compliance in all material respects with all applicable laws, rules and regulations.

Indemnification

         Mr. Roach has agreed to indemnify and hold the Company harmless from any liabilities or obligations of PRC other than those reflected on financial statements of PRC or otherwise disclosed in the Agreement and with respect to any material breach of any representation or warranty or other agreement made by him in the Agreement. The Company has agreed to indemnify and hold Mr. Roach harmless from liabilities and obligations of PRC reflected on PRC's financial statements or otherwise disclosed to the Company in the Agreement, with respect to PRC's business subsequent to the closing and with respect to any material breach of any representation or other agreement made by the Company in the Agreement.

Registration Rights

         The Company has agreed to register the Shares, on up to three occasions, subject to certain limitations, under the Securities Act of 1933, as amended (the "Securities Act"), in order to permit the offer and sale from time to time of the Shares covered by the applicable registration statement by the holders thereof while the registration statement is in effect and current. The registration rights afforded cease as to any of the Shares upon their sale pursuant to a registration statement or Rule 144 under the Securities Act ("Rule 144") or at such time as they may, in the opinion of counsel to the Company, be sold by the holder thereof under Rule 144 without regard to the volume or other limitations of Rule 144. The Company has agreed to bear all expenses incurred in connection with the registration of the Shares, including the fees and expenses of the Company's counsel and accountants, expenses in connection with the preparation and filing of the registration statement and registration or qualification of the Shares under applicable state securities laws, and the fees and disbursements of one counsel selected by the holders of a majority of the Shares to review the registration statement. The holders are to bear all selling discounts, commissions and brokerage commissions. The Company has agreed to indemnify and hold harmless each holder of Shares against liabilities to which such holder may become subject by reason of any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, in a registration statement, except in certain cases, including if the liability arises out of, or is based upon and made in reliance and conformity with, information provided by the holder specifically for use in connection with the registration statement, in which case, the applicable holder is to so indemnify and hold harmless the Company.

Reasons for Seeking Stockholder Approval

         The Shares will represent, based upon the number of shares of Common Stock outstanding on the Record Date, approximately 12.3% of the Company's outstanding Common Stock after giving effect to the issuance of the Shares. Mr. Roach currently owns approximately 8.5% of the Company's outstanding Common Stock on the Record Date and, including the portion of options to purchase Common Stock exercisable within 60 days after the Record Date, beneficially owns approximately 8.9% of the Company's Common Stock. If the Agreement is approved, and the transactions contemplated by the Agreement are consummated, Mr. Roach would own approximately 19.8% of the Company's Common Stock and, including such portion of options, would beneficially own 20.2% of the Company's Common Stock (assuming no other shares of Common Stock were issued by the Company after the Record Date).

         The rules of the Nasdaq Stock Market requires the Company to obtain stockholder approval of the Stock Purchase Agreement since Mr. Roach is an officer, director, officer and has a greater than 5% interest in PRC and the transaction involves the issuance by the Company of 5% or more of its Common Stock. If the Agreement is not approved by stockholders, or the other conditions to closing are not fulfilled or waived, the Stock Purchase Agreement will not be consummated and the Equipment Lease will remain in full force and effect (see "--Effect on the Equipment Lease").

Effect on the Equipment Lease

         The Agreement provides that the Equipment Lease is to remain in full force and effect, except that no rental payments need by made for periods after December 31, 1998 unless the stockholder approval is not obtained. If stockholders do not approve the Agreement, the Company is to pay all rental and other payments it would otherwise have been required to make in a lump sum no later than 10 days after the earlier of (i) the date stockholders shall have voted against such approval, (ii) the Company shall have abandoned any attempt to obtain stockholder approval or (iii) June 30, 2000.

Required Vote

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the Proposal is required to approve the Proposal. The Board of Directors recommends a vote FOR approval of the Proposal.

                                  MISCELLANEOUS

Stockholder Proposals

         From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 1999 Annual Meeting of Stockholders must be received by July 9, 1999. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposals intended to be presented by a stockholder, without inclusion in the Management's proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Management's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 22, 1999. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Solicitation of Proxies

         The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring

& Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.


                                          By Order of the Board of Directors,


                                                   Dorothy Roach,
                                                   Secretary
March 12, 1999

PROXY                                                                      PROXY

                              TII INDUSTRIES, INC.

           Proxy for Special Meeting of Stockholders - April 20, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 20, 1999, at 10:30 a.m., New York time, at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR THE PROPOSAL AND WILL BE DEEMED TO GRANT AUTHORITY TO VOTE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


               PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                              TII INDUSTRIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |_|

A vote FOR the Proposal is recommended by the Board of Directors.


1.   To approve the Stock Purchase Agreement,     FOR        AGAINST     ABSTAIN
     dated as of December 31, 1998 between the    |_|          |_|         |_|
     Company and Alfred J. Roach.

2.   To vote upon such other matters that may      AUTHORITY       AUTHORITY
     properly come before the meeting               GRANTED        WITHHELD
                                                      |-|             |-|





                                        Dated  _____  , 1999

                                        Signature(s)
                                        ----------------------------------------

                                        NOTE:  Please  sign  your  name or names
                                        exactly as set forth hereon.  If signing
                                        as  attorney,  executor,  administrator,
                                        trustee or guardian, please indicate the
                                        capacity   in  which  you  are   acting.
                                        Proxies executed by corporations should be signed by a duly authorized officer and should bear the corporate seal.

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                            o FOLD AND DETACH HERE o
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.